www.valaris.com	Press Release

Valaris Reports Fourth Quarter 2021 Results

Strong Operational Performance – 97% Revenue Efficiency in 4Q 2021 and 98% in FY 2021
Contract Backlog Increased to $2.4 Billion from $1.0 Billion at the Beginning of 2021
Approximately $330 Million of Contract Backlog Added Since Reporting 3Q 2021 Results
Four Floater Reactivation Projects in Progress for Contracts Beginning in 1H 2022
Operational Leverage to Improving Floater Market

Hamilton, Bermuda, February 21, 2022 … Valaris Limited (NYSE: VAL) ("Valaris" or the "Company") today reported fourth quarter 2021 results.

President and Chief Executive Officer Anton Dibowitz said, “We focus every day on delivering safe, reliable and efficient operations to our customers. I would like to thank the Valaris team for continuing to deliver the strong performance that our customers have come to expect from us, achieving revenue efficiency of 97% during the fourth quarter and more than 98% over the course of 2021. We also improved our personal safety performance by 25% as compared to 2020. These accomplishments are particularly impressive considering the challenging working conditions faced by our offshore crews and support teams during the ongoing pandemic.”

Dibowitz added, “This strong operational performance has translated into contracting success, increasing our contract backlog to $2.4 billion from $1.0 billion at the beginning of 2021. Since our last quarterly report, we have added approximately $330 million of new backlog, including three-year contract extensions for four of our jackup rigs leased to ARO Drilling as well as floater contracts in the U.S. Gulf of Mexico and offshore Australia.”

Dibowitz concluded, “We are in the midst of a transitional period that will extend into the second quarter of this year as we incur reactivation costs to ready three drillships and one semisubmersible for contracts that are expected to commence before the end of the second quarter. We anticipate that financial results will improve significantly as these reactivations are completed. Additionally, we have three uncontracted drillships remaining within our stacked fleet providing operational leverage to the improving floater market. We will be disciplined in exercising our operational leverage and will only return these assets to the active fleet for opportunities that provide meaningful returns.”

Fourth Quarter Review

Revenues decreased to $306 million in the fourth quarter 2021 from $327 million in the third quarter 2021. Excluding reimbursable items, revenues decreased to $269 million in the fourth quarter from $293 million in the third quarter primarily due to fewer operating days and lower average day rates for the jackup fleet.

Contract drilling expense increased to $286 million in the fourth quarter 2021 from $275 million in the third quarter 2021. Excluding reimbursable items, contract drilling expense increased to $264 million in the fourth quarter from $255 million in the third quarter. The sequential quarter increase was primarily due to higher rig reactivation costs, which increased to $37 million in the fourth quarter from $19 million in the third quarter, as we prepare several rigs for contracts that are expected to commence in the first half of 2022. This was partially offset by lower costs resulting from fewer operating days across the fleet in the fourth quarter.

Depreciation expense marginally increased to $25 million in the fourth quarter 2021 from $24 million in the third quarter 2021. General and administrative expense decreased to $18 million in the fourth quarter 2021 from $27 million in the third quarter 2021 primarily due to severance costs related to the departure of three senior executives during the third quarter.

Other income was $21 million in the fourth quarter 2021 compared to other expense of $3 million in the third quarter 2021. Fourth quarter other income included a $21 million gain on sale of assets related to the sale of jackups VALARIS 22, 37 and 142 compared to a gain on sale of assets of less than $1 million in the third quarter.

Tax benefit was $31 million in the fourth quarter 2021 compared to a tax expense of $53 million in the third quarter 2021. The fourth quarter tax provision included $30 million of discrete tax benefit primarily related to a reduction in liabilities for unrecognized tax benefits associated with tax positions taken in prior years and deferred tax benefits associated with Swiss tax reform. The third quarter tax provision included $39 million of discrete tax expense primarily related to changes in liabilities for unrecognized tax benefits associated with tax positions taken in prior years. Adjusted for discrete items, tax benefit of $1 million in the fourth quarter compared to tax expense of $14 million in the third quarter. The decrease in tax expense is primarily due to a reduction in valuation allowances on deferred tax assets.

Adjusted EBITDA of $3 million in the fourth quarter 2021 compared to $30 million in the third quarter 2021. Adjusted EBITDAR of $40 million in the fourth quarter 2021 compared to $49 million in the third quarter 2021.

Segment Review

Floaters

Floater revenues decreased to $101 million in the fourth quarter 2021 from $104 million in the third quarter 2021. Excluding reimbursable items, revenues decreased to $89 million in the fourth quarter from $94 million in the third quarter. The sequential quarter decline was primarily due to VALARIS MS-1 starting a short-term contract at a lower day rate during the fourth quarter and fewer operating days for VALARIS DPS-5, which completed a contract during the fourth quarter and is currently undergoing a five-year survey prior to starting a new contract that is expected to commence in the first quarter 2022. This was partially offset by more operating days for VALARIS DS-12, which was idle for a majority of the third quarter.

Contract drilling expense increased to $114 million in the fourth quarter 2021 from $92 million in the third quarter 2021. Excluding reimbursable items, contract drilling expense increased to $106 million in the fourth quarter from $84 million in the third quarter. The sequential quarter increase was primarily due to higher rig reactivation costs, which increased to $34 million in the fourth quarter from $1 million in the third quarter, as we prepare drillships VALARIS DS-4, DS-9 and DS-16 as well as semisubmersible VALARIS DPS-1 for new contracts that are expected to commence in the first half of 2022.

Approximately $428 million of backlog as of February 21, 2022 is attributable to a contract awarded to drillship VALARIS DS-11 for an eight-well contract for a deepwater project in the U.S. Gulf of Mexico expected to commence in mid-2024. In February 2022, the customer decided not to sanction and therefore withdraw from the project associated with this contract. As of the date hereof, the customer has not terminated the contract, but may do so upon the payment of an early termination fee should the project not receive a final investment decision (FID). The project has not received FID. We are in discussions with the customer and its partner on the project to determine next steps.

Jackups

Jackup revenues decreased to $172 million in the fourth quarter 2021 from $186 million in the third quarter 2021. Excluding reimbursable items, revenues decreased to $152 million in the fourth quarter from $168 million in the third quarter. The sequential quarter decline was primarily due to idle time between contracts for VALARIS Norway, Viking and 144 as well as a decline in the average day rate for the harsh environment jackup fleet primarily due to VALARIS Norway moving from drilling operations offshore Norway to accommodation mode in the UK North Sea. This was partially offset by higher revenues from VALARIS 76, which returned to operations late in the third quarter following a suspension period.

Contract drilling expense decreased to $128 million in the fourth quarter 2021 from $142 million in the third quarter 2021. Excluding reimbursable items, contract drilling expense decreased to $117 million in the fourth quarter from $134 million in the third quarter. The sequential quarter decline was primarily due to lower rig reactivation costs, which decreased to $3 million in the fourth quarter from $18 million in the third quarter mostly related to reactivation costs for VALARIS 249, and lower costs due to fewer operating days across the jackup fleet in the fourth quarter.

ARO Drilling

Revenues decreased to $105 million in the fourth quarter 2021 from $118 million in the third quarter 2021 primarily due to fewer operating days across the fleet as two leased rigs completed contracts in the third quarter. Contract drilling expense decreased to $89 million in the fourth quarter from $94 million in the third quarter. EBITDA was $11 million in the fourth quarter compared to $18 million in the third quarter.

Other

Revenues decreased to $33 million in the fourth quarter 2021 from $36 million in the third quarter 2021 due to lower bareboat charter revenues resulting from VALARIS 22 and 37 completing lease contracts with ARO Drilling in the third quarter, and subsequently being retired from the fleet. Contract drilling expense of $15 million in the fourth quarter was in line with the third quarter. EBITDA was $17 million in the fourth quarter compared to $22 million in the third quarter.

		Fourth Quarter
	Floaters			Jackups			ARO			Other			Reconciling Items		Consolidated Total
(in millions of $, except %)	Q4 2021	Q3 2021	Chg	Q4 2021	Q3 2021	Chg	Q4 2021	Q3 2021	Chg	Q4 2021	Q3 2021	Chg	Q4 2021	Q3 2021	Q4 2021	Q3 2021	Chg

Revenues	100.5	104.3	(4)%	172.3	186.3	(8)%	105.4	117.7	(10)%	32.7	36.1	(9)%	(105.4)	(117.7)	305.5	326.7	(6)%
Operating expenses
Contract drilling	113.8	91.7	24%	128.0	141.8	(10)%	88.9	94.4	(6)%	15.4	14.5	6%	(60.6)	(67.8)	285.5	274.6	4%
Impairment	—	—	—%	—	—	—	—	—	—%	—	—	—%	—	—	—	—	—
Depreciation	11.7	11.4	3%	12.1	12.1	—%	17.7	16.8	5%	1.1	0.9	22%	(17.5)	(16.8)	25.1	24.4	3%
General and admin.	—	—	—%	—	—	—%	5.1	5.4	(6)%	—	—	—%	13.2	21.8	18.3	27.2	(33)%
Other Operating Income	—	—	—%	—	—	—%	—	—	—%	—	—	—%	—	—	—	—	—%
Equity in earnings of ARO	—	—	—%	—	—	—%	—	—	—%	—	—	—%	(1.3)	2.6	(1.3)	2.6	nm
Operating income (loss)	(25.0)	1.2	nm	32.2	32.4	(1)%	(6.3)	1.1	nm	16.2	20.7	(22)%	(41.8)	(52.3)	(24.7)	3.1	nm

Fresh Start Accounting

Valaris emerged from Chapter 11 bankruptcy protection on April 30, 2021 (the "Effective Date"). Upon emergence, Valaris applied fresh start accounting which resulted in Valaris becoming a new reporting entity for accounting and financial reporting. Accordingly, our financial statements and notes after the Effective Date are not comparable to our financial statements and notes prior to that date. As required by GAAP, results for the second quarter must be presented separately for the predecessor period from April 1, 2021, through April 30, 2021 (the "Predecessor" period) and the successor period from May 1, 2021, through June 30, 2021 (the "Successor" period). However, the Company has combined certain results of the Predecessor and Successor periods ("Combined" results) as non-GAAP measures to compare the combined second quarter with other quarters since we believe it provides the most meaningful basis to analyze our results. The Predecessor and Successor results for the second quarter are more fully discussed in our quarterly report on Form 10-Q for the period ended June 30, 2021 filed with the SEC on August 3, 2021.

As previously announced, Valaris will hold its fourth quarter 2021 earnings conference call at 9:00 a.m. CST (10:00 a.m. EST and 3:00 p.m. London) on Tuesday, February 22, 2022. An updated investor presentation will be available on the Valaris website after the call.

About Valaris Limited

Valaris Limited (NYSE: VAL) is the industry leader in offshore drilling services across all water depths and geographies. Operating a high-quality rig fleet of ultra-deepwater drillships, versatile semisubmersibles, and modern shallow-water jackups, Valaris has experience operating in nearly every major offshore basin. Valaris maintains an unwavering commitment to safety, operational excellence, and customer satisfaction, with a focus on technology and innovation. Valaris Limited is a Bermuda exempted company. To learn more, visit the Valaris website at www.valaris.com.

Forward-Looking Statements

Statements contained in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include words or phrases such as "anticipate," "believe," "estimate," "expect," "intend," "likely," "plan," "project," "could," "may," "might," "should," "will" and similar words and specifically include statements regarding expected financial performance; expected utilization, day rates, revenues, operating expenses, rig commitments and availability, cash flow, contract status, terms and duration, contract backlog, capital expenditures, insurance, financing and funding; the effect, impact, potential duration and other implications of the ongoing COVID-19 pandemic; impact of our emergence from bankruptcy; the offshore drilling market, including supply and demand, customer drilling programs, stacking of rigs, effects of new rigs on the market and effects of declines in commodity prices; expected work commitments, awards and contracts; effective tax rates; letters of intent; scheduled delivery dates for rigs; performance of our joint venture with Saudi Aramco; the timing of delivery, mobilization, contract commencement, availability, relocation or other movement of rigs; future rig reactivations; expected divestitures of assets; general market, business and industry conditions, trends and outlook; future operations; increasing regulatory complexity; the outcome of tax disputes; assessments and settlements; and expense management. The forward-looking statements contained in this press release are subject to numerous risks, uncertainties and assumptions that may cause actual results to vary materially from those indicated, including the COVID-19 outbreak and global pandemic and the related public health measures implemented by governments worldwide, which may, among other things, impact our ability to staff rigs and rotate crews; cancellation, suspension, renegotiation or termination of drilling contracts and programs, including drilling contracts which grant the customer termination rights if final investment decision (FID) is not received with respect to projects for which the drilling rig is contracted; potential additional asset impairments; failure to satisfy our debt obligations; our ability to obtain financing, service our debt, fund capital expenditures and pursue other business opportunities; adequacy of sources of liquidity for us and our customers; the effects of our emergence from bankruptcy on the Company's business, relationships, comparability of our financial results and ability to access financing sources; actions by regulatory authorities, or other third parties; actions by our security holders; commodity price fluctuations and volatility, customer demand, new rig supply, downtime and other risks associated with offshore rig operations; severe weather or hurricanes; changes in worldwide rig supply and demand, competition and technology; consumer preferences for alternative fuels; increased scrutiny of our Environmental, Social and Governance ("ESG") practices and reporting responsibilities; changes in customer strategy; future levels of offshore drilling activity; governmental action, civil unrest and political and economic uncertainties; terrorism, piracy and military action; risks inherent to shipyard rig reactivation, upgrade, repair, maintenance or enhancement; our ability to enter into, and the terms of, future drilling contracts; suitability of rigs for future contracts; the cancellation of letters of intent or letters of award or any failure to execute definitive contracts following announcements of letters of intent, letters of award or other expected work commitments; the outcome of litigation, legal proceedings, investigations or other claims or contract disputes; governmental regulatory, legislative and permitting requirements affecting drilling operations; our ability to attract and retain skilled personnel on commercially reasonable terms; environmental or other liabilities, risks or losses; debt restrictions that may limit our liquidity and flexibility; and cybersecurity risks and threats. In addition to the numerous factors described above, you should also carefully read and consider "Item 1A. Risk Factors" in Part I and "Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations" in Part II of our most recent annual report on Form 10-K, as updated in our subsequent quarterly reports on Form 10-Q, which are available on the SEC’s website at www.sec.gov or on the Investor Relations section of our website at www.valaris.com. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to update or revise any forward-looking statements, except as required by law.

Investor & Media Contact:	Tim Richardson
Director - Investor Relations
+1-713-979-4619

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)

	Three Months Ended
	Successor		Combined (Non-GAAP) (1)	Predecessor
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
OPERATING REVENUES	$305.5	$326.7	$293.1	$307.1	$296.5

OPERATING EXPENSES
Contract drilling (exclusive of depreciation)	285.5	274.6	258.8	253.6	307.8
Loss on impairment	—	—	—	756.5	—
Depreciation	25.1	24.4	54.1	122.1	122.4
General and administrative	18.3	27.2	19.1	24.3	26.5
Total operating expenses	328.9	326.2	332.0	1,156.5	456.7
EQUITY IN EARNINGS (LOSSES) OF ARO	(1.3)	2.6	6.0	1.9	(0.2)
OPERATING INCOME (LOSS)	(24.7)	3.1	(32.9)	(847.5)	(160.4)

OTHER INCOME (EXPENSE)
Interest income	11.0	9.7	8.8	2.6	4.5
Interest expense, net (Unrecognized contractual interest expense for debt subject to compromise was $32.6 million, $100.3 million and $94.8 million for the three months ended June 30, 2021, March 31, 2021 and December 31, 2020, respectively)	(11.7)	(11.3)	(9.1)	(1.3)	(1.4)
Reorganization items, net	(4.9)	(6.5)	(3,536.5)	(52.2)	(30.1)
Other, net	27.0	5.5	9.0	22.5	4.8
	21.4	(2.6)	(3,527.8)	(28.4)	(22.2)

INCOME (LOSS) BEFORE INCOME TAXES	(3.3)	0.5	(3,560.7)	(875.9)	(182.6)

PROVISION (BENEFIT) FOR INCOME TAXES	(31.0)	53.3	(0.4)	31.7	(113.5)

NET INCOME (LOSS)	27.7	(52.8)	(3,560.3)	(907.6)	(69.1)

NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	—	(1.7)	(2.9)	(2.4)	(1.8)

NET INCOME (LOSS) ATTRIBUTABLE TO VALARIS	$27.7	$(54.5)	$(3,563.2)	$(910.0)	$(70.9)

INCOME (LOSS) PER SHARE - BASIC AND DILUTED	$0.37	$(0.73)	n/m	$(4.56)	$(0.36)
WEIGHTED-AVERAGE SHARES OUTSTANDING - BASIC AND DILUTED	75.0	75.0	n/m	199.6	199.5

(1)Represents the combined results of operations for the two-months ended June 30, 2021 (Successor) and the one-month ended April 30, 2021 (Predecessor).

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions)

	Successor			Predecessor
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$608.7	$620.8	$608.8	$291.7	$325.8
Restricted cash	35.9	33.9	53.1	17.1	11.4
Accounts receivable, net	444.2	455.8	436.1	449.8	449.2
Other current assets	117.8	117.0	119.7	366.4	386.5
Total current assets	$1,206.6	$1,227.5	$1,217.7	$1,125.0	$1,172.9

PROPERTY AND EQUIPMENT, NET	890.9	892.3	897.8	10,083.9	10,960.5

LONG-TERM NOTES RECEIVABLE FROM ARO	249.1	241.3	234.3	442.7	442.7

INVESTMENT IN ARO	86.6	87.9	85.4	122.8	120.9

OTHER ASSETS	176.0	153.5	166.5	172.5	176.2

	$2,609.2	$2,602.5	$2,601.7	$11,946.9	$12,873.2

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable - trade	$225.8	$203.0	183.9	$176.8	$176.4
Accrued liabilities and other	196.2	223.8	212.7	290.6	250.4
Total current liabilities	$422.0	$426.8	$396.6	$467.4	$426.8

LONG-TERM DEBT	545.3	545.1	544.8	—	—

OTHER LIABILITIES	581.1	591.3	569.8	704.6	762.4

TOTAL LIABILITIES NOT SUBJECT TO COMPROMISE	1,548.4	1,563.2	1,511.2	1,172.0	1,189.2

LIABILITIES SUBJECT TO COMPROMISE	—	—	—	7,313.7	7,313.7

TOTAL EQUITY	1,060.8	1,039.3	1,090.5	3,461.2	4,370.3

	$2,609.2	$2,602.5	$2,601.7	$11,946.9	$12,873.2

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Successor	Predecessor	Combined (Non-GAAP)	Predecessor
	Eight Months Ended December 31, 2021	Four Months Ended April 30, 2021	Year Ended December 31, 2021	Year Ended December 31, 2020
OPERATING ACTIVITIES
Net loss	$(29.2)	$(4,463.8)	$(4,493.0)	$(4,857.6)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	66.1	159.6	225.7	540.8
Deferred income tax expense (benefit)	(21.3)	(18.2)	(39.5)	(105.7)
(Gain) loss on asset disposals	(21.2)	(6.0)	(27.2)	(11.8)
Accretion of discount on shareholders note	(20.8)	—	(20.8)	—
Net periodic pension and retiree medical income	(8.7)	(5.4)	(14.1)	(14.6)
Equity in losses (earnings) of ARO	(6.1)	(3.1)	(9.2)	7.8
Share-based compensation expense	4.3	4.8	9.1	21.4
Amortization, net	2.3	(4.8)	(2.5)	6.2
Debt discounts and other	0.5	—	0.5	36.8
Loss on Impairment	—	756.5	756.5	3,646.2
Adjustment to (gain on) bargain purchase	—	—	—	6.3
Gain on debt extinguishment	—	—	—	(3.1)
Debtor in Possession financing fees and payments on Backstop Agreement	—	—	—	40.0
Non-cash reorganization items, net	—	3,487.3	3,487.3	436.4
Other	0.3	7.3	7.6	33.3
Changes in operating assets and liabilities, net of acquisition	10.3	68.5	78.8	(22.0)
Contributions to pension plans and other post retirement benefits	(2.7)	(22.5)	(25.2)	(12.1)
Net cash used in operating activities	$(26.2)	$(39.8)	$(66.0)	$(251.7)
INVESTING ACTIVITIES
Additions to property and equipment	$(50.2)	$(8.7)	$(58.9)	$(93.8)
Net proceeds from disposition of assets	25.1	30.1	55.2	51.8
Net cash provided by (used in) investing activities	$(25.1)	$21.4	$(3.7)	$(42.0)
FINANCING ACTIVITIES
Issuance of First lien notes	$—	$520.0	$520.0	$—
Payments to Predecessor Creditors	—	(129.9)	(129.9)	—
Reduction of long-term borrowings	—	—	—	(9.7)
Borrowings on credit facility	—	—	—	596.0
Repayments of credit facility borrowings	—	—	—	(15.0)
Debtor in Possession financing fees and payments on Backstop Agreement	—	—	—	(40.0)
Purchase of noncontrolling interest	—	—	—	(7.2)
Other	—	(1.4)	(1.4)	(1.9)
Net cash provided by (used in) financing activities	$—	$388.7	$388.7	$522.2
Effect of exchange rate changes on cash and cash equivalents	$(0.1)	$(0.1)	$(0.2)	$0.1

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	$(51.4)	$370.2	$318.8	$228.6
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF YEAR	696.0	325.8	325.8	97.2
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, END OF YEAR	$644.6	$696.0	$644.6	$325.8

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended
	Successor		Combined (Non-GAAP) (1)	Predecessor
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
OPERATING ACTIVITIES
Net loss	$27.7	$(52.8)	$(3,560.3)	$(907.6)	$(69.1)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	25.1	24.4	54.1	122.1	122.4
(Gain) loss on asset disposals	(21.0)	(0.3)	(4.5)	(1.4)	(3.1)
Accretion of discount on shareholder note	(7.9)	(6.9)	(6.0)	—	—
Amortization, net	(0.5)	3.1	(0.5)	(4.6)	(8.2)
Equity in losses (earnings) of ARO	1.3	(2.6)	(6.0)	(1.9)	0.2
Share-based compensation expense	2.7	1.6	1.0	3.8	3.6
Net periodic pension and retiree medical income	(2.6)	(3.7)	(3.8)	(4.0)	(7.5)
Deferred income tax expense (benefit)	(22.5)	0.1	(18.0)	0.9	(2.1)
Debt discounts and other	0.2	(0.1)	0.4	—	—
Debtor in Possession financing fees and payments on Backstop Agreement	—	—	—	—	(3.8)
Loss on impairment	—	—	—	756.5	—
Non-cash reorganization items, net	—	—	3,487.3	—	(11.5)
Other	0.3	0.2	1.3	5.8	15.1
Changes in operating assets and liabilities	(9.0)	45.0	21.9	20.9	109.8
Contributions to pension plans and other post-retirement benefits	(1.0)	(1.1)	(0.9)	(22.2)	(1.1)
Net cash provided by (used in) operating activities	$(7.2)	$6.9	$(34.0)	$(31.7)	$144.7

INVESTING ACTIVITIES
Additions to property and equipment	$(26.5)	$(15.6)	$(10.8)	$(6.0)	$(10.9)
Net proceeds from disposition of assets	23.6	1.3	26.6	3.7	7.6
Net cash provided by (used in) investing activities	$(2.9)	$(14.3)	$15.8	$(2.3)	$(3.3)

FINANCING ACTIVITIES
Issuance of first lien notes	$—	$—	$520.0	$—	$—
Payments to Predecessor creditors	—	—	(129.9)	—	—
Debtor in Possession financing fees and payments on Backstop Agreement	—	—	—	—	3.8
Other	—	—	(1.4)	—	—
Net cash provided by (used in) financing activities	$—	$—	$388.7	$—	$3.8

Effect of exchange rate changes on cash and cash equivalents	$—	$0.2	$(0.3)	$(0.1)	$0.2

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	$(10.1)	$(7.2)	$370.2	$(34.1)	$145.4
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	654.7	661.9	291.7	325.8	180.4
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$644.6	$654.7	$661.9	$291.7	$325.8

(1)Represents the combined results of operations for the two-months ended June 30, 2021 (Successor) and the one-month ended April 30, 2021 (Predecessor).

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)

	Three Months Ended
	Successor		Combined (Non-GAAP)	Predecessor
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
REVENUES
Floaters
Drillships	$73.5	$67.5	$42.6	$81.0	$93.8
Semisubmersibles	27.0	36.8	25.5	16.3	11.7
	$100.5	$104.3	$68.1	$97.3	$105.5
Jackups (1)
HD Ultra-Harsh & Harsh Environment	$94.0	$102.8	$104.9	$95.5	$96.2
HD & SD Modern	56.2	59.6	57.7	50.5	61.1
SD Legacy	22.1	23.9	25.7	26.6	22.1
	$172.3	$186.3	$188.3	$172.6	$179.4

Total	$272.8	$290.6	$256.4	$269.9	$284.9

Other
Leased and Managed Rigs	$32.7	$36.1	$36.7	$37.2	$11.6

Valaris Total	$305.5	$326.7	$293.1	$307.1	$296.5

ARO
ARO Total	$105.4	$117.7	$124.8	$122.7	$117.5
Valaris 50% Share (unconsolidated)	52.7	58.9	62.4	61.4	58.8

Adjusted Total (2)	$358.2	$385.6	$355.5	$368.5	$355.3

(1)HD = Heavy Duty; SD = Standard Duty. Heavy duty jackups are well-suited for operations in tropical revolving storm areas.

(2)Adjusted total is Valaris consolidated total plus Valaris 50% share of ARO (unconsolidated).

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)

	Three Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
ADJUSTED EBITDAR (1)
Active Fleet (1) (2)	$79.6	$93.0	$82.1	$88.8	$59.1
Leased and Managed Rigs (1)	17.4	22.2	22.9	22.7	24.0
	$97.0	$115.2	$105.0	$111.5	$83.1

Stacked Fleet (1) (3)	(11.0)	(12.5)	(17.1)	(17.7)	(31.5)
	$86.0	$102.7	$87.9	$93.8	$51.6

Support costs
General and administrative expense	$18.3	$27.2	$19.1	$24.3	$26.3
Onshore support costs	28.0	27.1	29.1	32.2	35.6
	$46.3	$54.3	$48.2	$56.5	$61.9
Add:
Merger transaction and integration cost included in contract drilling expense	0.2	0.9	0.9	1.9	2.1

Valaris Total	$39.9	$49.3	$40.6	$39.2	$(8.2)

ARO
ARO Total	$11.4	$17.9	$27.8	$33.4	$46.1
Valaris 50% Share (unconsolidated)	5.7	9.0	13.9	16.7	23.1

Adjusted Total (4)	$45.6	$58.3	$54.5	$55.9	$14.9

Reactivation costs (5)	$37.1	$19.4	$24.0	$11.1	$1.6

(1)Adjusted EBITDAR is earnings before interest, tax, depreciation, amortization and reactivation costs. Adjusted EBITDAR for active fleet, leased and managed rigs and stacked fleet also excludes onshore support costs and general and administrative expense.
(2)Active fleet represents rigs that are not preservation stacked, including rigs that are in the process of being reactivated.
(3)Stacked fleet represents the combined total of all preservation and stacking costs.
(4)Adjusted total is Valaris consolidated total plus Valaris 50% share of ARO (unconsolidated).
(5)Reactivation costs, all of which are attributed to the active fleet, are excluded from adjusted EBITDAR.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)

	Three Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
ADJUSTED EBITDAR (1)
Floaters
Drillships (1)	$17.7	$8.9	$(2.5)	$16.1	$5.1
Semisubmersibles (1)	3.2	8.3	6.5	(1.0)	(11.5)
	$20.9	$17.2	$4.0	$15.1	$(6.4)

Jackups
HD Ultra-Harsh & Harsh (1)	$24.3	$38.7	$42.3	$31.0	$16.6
HD & SD - Modern (1)	11.6	15.6	6.7	12.0	10.1
SD - Legacy (1)	11.8	9.0	12.0	13.0	7.3
	$47.7	$63.3	$61.0	$56.0	$34.0

Total	$68.6	$80.5	$65.0	$71.1	$27.6

Other
Leased and Managed Rigs (1)	$17.4	$22.2	$22.9	$22.7	$24.0

Total	$86.0	$102.7	$87.9	$93.8	$51.6

Support costs
General and administrative expense	$18.3	$27.2	$19.1	$24.3	$26.3
Onshore support costs	28.0	27.1	29.1	32.2	35.6
	$46.3	$54.3	$48.2	$56.5	$61.9
Add:
Merger transaction and integration cost included in contract drilling expense	0.2	0.9	0.9	1.9	2.1

Valaris Total	$39.9	$49.3	$40.6	$39.2	$(8.2)

ARO
ARO Total	$11.4	$17.9	$27.8	$33.4	$46.1
Valaris 50% Share (unconsolidated)	5.7	9.0	13.9	16.7	23.1

Adjusted Total (2)	$45.6	$58.3	$54.5	$55.9	$14.9

(1)Adjusted EBITDAR is earnings before interest, tax, depreciation, amortization and reactivation costs. Adjusted EBITDAR for asset category also excludes onshore support costs and general and administrative expense.
(2)Adjusted total is Valaris consolidated total plus Valaris 50% share of ARO (unconsolidated).

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)

	Three Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
ADJUSTED EBITDA (1)
Floaters
Drillships (1)	$(6.6)	$8.6	$(2.5)	$16.1	$5.1
Semisubmersibles (1)	(6.3)	7.2	6.4	(6.7)	(12.7)
	$(12.9)	$15.8	$3.9	$9.4	$(7.6)

Jackups
HD Ultra-Harsh & Harsh (1)	$21.0	$25.1	$22.2	$29.3	$16.5
HD & SD - Modern (1)	11.6	11.2	2.9	8.3	9.8
SD - Legacy (1)	11.8	9.0	12.0	13.0	7.3
	$44.4	$45.3	$37.1	$50.6	$33.6

Total	$31.5	$61.1	$41.0	$60.0	$26.0

Other
Leased and Managed Rigs (1)	$17.3	$22.1	$22.9	$22.7	$24.0

Total	$48.8	$83.2	$63.9	$82.7	$50.0

Support costs
General and administrative expense	$18.3	$27.2	$19.1	$24.3	$26.3
Onshore support costs	28.0	27.1	29.1	32.2	35.6
	$46.3	$54.3	$48.2	$56.5	$61.9
Add:
Merger transaction and integration cost included in contract drilling expense	0.2	0.9	0.9	1.9	2.1

Valaris Total	$2.7	$29.8	$16.6	$28.1	$(9.8)

ARO
ARO Total	$11.4	$17.9	$27.8	$33.4	$46.1
Valaris 50% Share (unconsolidated)	5.7	9.0	13.9	16.7	23.1

Adjusted Total (2)	$8.4	$38.8	$30.5	$44.8	$13.3

(1)Adjusted EBITDA is earnings before interest, tax, depreciation and amortization. Adjusted EBITDA for asset category also excludes onshore support costs and general and administrative expense.
(2)Adjusted total is Valaris consolidated total plus Valaris 50% share of ARO (unconsolidated).

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)

	As of
	February 21, 2022	October 27, 2021	August 2, 2021	March 31, 2021	December 31, 2020
CONTRACT BACKLOG (1)
Floaters
Drillships (2)	$1,280.4	$1,338.6	$1,102.2	$117.6	$90.0
Semisubmersibles	384.9	277.9	294.0	171.4	73.7
	$1,665.3	$1,616.5	$1,396.2	$289.0	$163.7
Jackups
HD Ultra-Harsh & Harsh	309.7	307.6	364.4	403.8	358.7
HD & SD - Modern	252.1	274.5	299.9	180.6	211.8
SD - Legacy	81.2	85.5	102.9	134.4	167.1
	$643.0	$667.6	$767.2	$718.8	$737.6

Total	$2,308.3	$2,284.1	$2,163.4	$1,007.8	$901.3

Other (3)
Leased and Managed Rigs	$135.6	$33.9	$60.3	$90.8	$140.1

Valaris Total	$2,443.9	$2,318.0	$2,223.7	$1,098.6	$1,041.4

ARO
Owned Rigs	$1,040.9	$757.4	$818.7	$869.5	$84.2
Leased Rigs	460.2	88.7	134.5	192.2	263.3
ARO Total	$1,501.1	$846.1	$953.2	$1,061.7	$347.5

Valaris 50% Share of ARO Owned Rigs	520.5	378.7	409.4	434.8	42.1

Adjusted Total (4)	$2,964.4	$2,696.7	$2,633.1	$1,533.4	$1,083.5
(1)Our contract drilling backlog reflects commitments, represented by signed drilling contracts, and is calculated by multiplying the contracted day rate by the contract period. Contract drilling backlog includes drilling contracts subject to final investment decision (FID) and drilling contracts which grant the customer termination rights if FID is not received with respect to projects for which the drilling rig is contracted. The contracted day rate excludes certain types of lump sum fees for rig mobilization, demobilization, contract preparation, as well as customer reimbursables and bonus opportunities.
(2)Approximately $428 million of backlog as of February 21, 2022, is attributable to a contract awarded to drillship VALARIS DS-11 that is expected to commence in mid-2024. In February 2022, the customer decided not to sanction and therefore withdraw from the project. As of the date hereof, the customer has not terminated the contract, but it may do so upon the payment of an early termination fee should the project not receive a final investment decision (FID). The project has not received FID. Valaris is in discussions with the customer and its partner on the project to determine next steps.
(3)Leased rigs and managed rigs included in Other reporting segment.
(4)Adjusted total is Valaris consolidated total plus Valaris 50% share of ARO owned rigs.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	Three Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
AVERAGE DAY RATES (1)
Floaters
Drillships	$196,000	$189,000	$212,000	$208,000	$214,000
Semisubmersibles	171,000	191,000	178,000	164,000	160,000
	$189,000	$190,000	$197,000	$198,000	$206,000
Jackups
HD Ultra-Harsh & Harsh	$110,000	$124,000	$141,000	$140,000	$120,000
HD & SD Modern	76,000	77,000	73,000	70,000	74,000
SD Legacy	73,000	74,000	72,000	70,000	55,000
	$90,000	$96,000	$99,000	$95,000	$86,000

Total	$111,000	$115,000	$114,000	$116,000	$110,000

Other
Leased and Managed Rigs	$33,000	$31,000	$31,000	$32,000	$6,000

Valaris Total	$89,000	$90,000	$87,000	$89,000	$76,000

ARO
Owned Rigs	$101,000	$99,000	$99,000	$98,000	$116,000
Leased Rigs (2)	94,000	92,000	93,000	89,000	99,000
ARO Total	$97,000	$95,000	$96,000	$93,000	$109,000

(1)Average day rates are derived by dividing contract drilling revenues, adjusted to exclude certain types of non-recurring reimbursable revenues, lump-sum revenues, revenues earned during suspension periods and revenues attributable to amortization of drilling contract intangibles, by the aggregate number of contract days, adjusted to exclude contract days associated with certain suspension periods, mobilizations, demobilizations and shipyard contracts.

(2)All ARO leased rigs are leased from Valaris and also included in Valaris leased and managed rigs average day rates.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	Three Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
UTILIZATION - TOTAL FLEET (1)
Floaters
Drillships	27%	24%	18%	33%	34%
Semisubmersibles	30%	39%	30%	20%	11%
	28%	28%	22%	29%	26%
Jackups
HD Ultra-Harsh & Harsh	73%	72%	58%	50%	44%
HD & SD Modern	42%	43%	43%	40%	37%
SD Legacy	66%	74%	93%	100%	100%
	55%	57%	54%	50%	46%

Total	46%	47%	44%	44%	40%

Other
Leased and Managed Rigs	100%	100%	100%	100%	100%

Valaris Total	54%	56%	54%	54%	50%

Pro Forma Jackups (2)	62%	62%	63%	60%	56%

ARO
Owned Rigs	80%	85%	96%	97%	93%
Leased Rigs (3)	89%	86%	83%	85%	53%
ARO Total	84%	86%	89%	90%	70%

(1)Rig utilization is derived by dividing the number of operating days by the number of available days in the period for the total fleet.

(2)Includes all Valaris jackups including those leased to ARO Drilling.

(3)All ARO leased rigs are leased from Valaris and also included in Valaris leased and managed rigs utilization.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	Three Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
UTILIZATION - ACTIVE FLEET (1) (2)
Floaters
Drillships	57%	79%	51%	91%	96%
Semisubmersibles	51%	64%	50%	33%	20%
	55%	73%	51%	66%	63%
Jackups
HD Ultra-Harsh & Harsh	80%	84%	82%	92%	67%
HD & SD Modern	76%	75%	74%	84%	68%
SD Legacy	84%	87%	93%	100%	100%
	79%	80%	80%	90%	73%

Total	72%	79%	74%	84%	71%

Other
Leased and Managed Rigs	100%	100%	100%	100%	100%

Valaris Total	78%	84%	81%	89%	78%

Pro Forma Jackups (3)	81%	82%	86%	93%	80%

ARO
Owned Rigs	80%	85%	96%	97%	93%
Leased Rigs (4)	89%	86%	83%	85%	53%
ARO Total	84%	86%	89%	90%	70%

(1)Rig utilization is derived by dividing the number of operating days by the number of available days in the period for the active fleet.

(2)Active fleet represents rigs that are not preservation stacked, including rigs that are in the process of being reactivated.

(3)Includes all Valaris jackups including those leased to ARO Drilling.

(4)All ARO leased rigs are leased from Valaris and also included in Valaris leased and managed rigs utilization.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	Three Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
REVENUE EFFICIENCY (1)
Floaters
Drillships	91.5%	97.6%	100.0%	95.7%	97.1%
Semisubmersibles	97.7%	96.7%	100.0%	100.0%	100.0%
	93.0%	97.3%	100.0%	98.2%	98.8%
Jackups
HD Ultra-Harsh & Harsh	99.1%	99.5%	100.0%	95.1%	95.7%
HD & SD Modern	97.9%	100.0%	99.8%	99.7%	99.8%
SD Legacy	100.0%	99.0%	96.9%	100.0%	100.0%
	98.8%	99.6%	99.0%	99.3%	99.1%

Valaris Total	96.6%	98.8%	99.3%	98.9%	99.0%

ARO
Owned Rigs	96.3%	98.1%	94.0%	99.7%	99.8%
Leased Rigs	91.3%	96.9%	92.6%	96.0%	94.5%
ARO Total	93.7%	97.4%	93.3%	97.9%	97.8%

(1)Revenue efficiency is day rate revenue earned as a percentage of maximum potential day rate revenue.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	As of
NUMBER OF RIGS	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Active Fleet (1)
Floaters
Drillships	7	4	4	4	4
Semisubmersibles	3	3	3	3	3
	10	7	7	7	7
Jackups
HD Ultra-Harsh & Harsh	10	10	10	9	9
HD & SD Modern	11	11	11	11	11
SD Legacy	3	3	4	4	4
	24	24	25	24	24

Total Active Fleet	34	31	32	31	31

Stacked Fleet
Floaters
Drillships (2)	4	7	7	7	7
Semisubmersibles	2	2	2	2	2
	6	9	9	9	9
Jackups
HD Ultra-Harsh & Harsh	1	1	2	4	4
HD & SD Modern	7	7	8	8	8
SD Legacy	1	1	—	—	—
	9	9	10	12	12

Total Stacked Fleet	15	18	19	21	21

Leased Rigs (3)
Jackups
HD Ultra-Harsh & Harsh	1	1	1	1	1
HD & SD Modern	5	5	5	5	5
SD Legacy	1	2	3	3	3
Total Leased Rigs	7	8	9	9	9

Valaris Total	56	57	60	61	61

Managed Rigs (3)	2	2	2	2	2

ARO (4)
Owned Rigs	7	7	7	7	7
Leased Rigs	7	8	9	9	9
ARO Total	14	15	16	16	16
(1)Active fleet represents rigs that are not preservation stacked, including rigs that are in the process of being reactivated.
(2)Excludes VALARIS DS-13 and VALARIS DS-14, which Valaris has the option to purchase through year-end 2023. Prior periods have been revised to conform with the current treatment.
(3)Leased rigs and managed rigs included in Other reporting segment.
(4)Valaris has a 50% ownership interest in ARO. Rig count for ARO owned rigs excludes two newbuild rigs. The first rig is expected to be delivered in the fourth quarter 2022 and the second rig is expected either late in the fourth quarter 2022 or early in the first quarter 2023. All ARO leased rigs are leased from Valaris and also included in Valaris leased rig count.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	Three Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
AVAILABLE DAYS - TOTAL FLEET (1)
Floaters
Drillships	1,196	1,196	1,001	990	1,043
Semisubmersibles	460	460	455	450	521
	1,656	1,656	1,456	1,440	1,564
Jackups
HD Ultra-Harsh & Harsh	1,012	1,074	1,153	1,170	1,328
HD & SD Modern	1,668	1,748	1,729	1,710	1,810
SD Legacy	420	398	364	360	368
	3,100	3,220	3,246	3,240	3,506

Total	4,756	4,876	4,702	4,680	5,070

Other
Leased and Managed Rigs	828	982	1,001	990	1,012

Valaris Total	5,584	5,858	5,703	5,670	6,082

ARO
Owned Rigs	644	644	637	630	644
Leased Rigs (2)	644	798	819	810	828
ARO Total	1,288	1,442	1,456	1,440	1,472

(1)Represents the maximum number of days available in the period for the total fleet, calculated by multiplying the number of rigs in each asset category by the number of days in the period, irrespective of asset status.

(2)All ARO leased rigs are leased from Valaris and also included in Valaris leased and managed rigs available days.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	Three Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
AVAILABLE DAYS - ACTIVE FLEET (1) (2)
Floaters
Drillships	567	368	364	360	368
Semisubmersibles	276	276	273	270	276
	843	644	637	630	644
Jackups
HD Ultra-Harsh & Harsh	920	920	819	630	867
HD & SD Modern	932	1,012	1,001	810	982
SD Legacy	328	337	364	360	368
	2,180	2,269	2,184	1,800	2,217

Total	3,023	2,913	2,821	2,430	2,861

Other
Leased and Managed Rigs	828	982	1,001	990	1,012

Valaris Total	3,851	3,895	3,822	3,420	3,873

ARO
Owned Rigs	644	644	637	630	644
Leased Rigs (2)	644	798	819	810	828
ARO Total	1,288	1,442	1,456	1,440	1,472

(1)Represents the maximum number of days available in the period for the active fleet, calculated by multiplying the number of rigs in each asset category by the number of days in the period, for active rigs only. Active rigs are defined as rigs that are not preservation stacked.

(2)Active fleet represents rigs that are not preservation stacked, including rigs that are in the process of being reactivated.

(3)All ARO leased rigs are leased from Valaris and also included in Valaris leased and managed rigs available days.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	Three Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
OPERATING DAYS (1)
Floaters
Drillships	322	290	185	329	352
Semisubmersibles	140	177	137	90	56
	462	467	322	419	408
Jackups
HD Ultra-Harsh & Harsh	734	770	674	582	579
HD & SD Modern	706	759	742	683	669
SD Legacy	276	294	339	360	367
	1,716	1,823	1,755	1,625	1,615

Total	2,178	2,290	2,077	2,044	2,023

Other
Leased and Managed Rigs	828	982	1,001	990	1,012

Valaris Total	3,006	3,272	3,078	3,034	3,035

ARO
Owned Rigs	513	549	609	609	599
Leased Rigs (2)	570	687	684	687	437
ARO Total	1,083	1,236	1,293	1,296	1,036

(1)Represents the total number of days under contract in the period. Days under contract equals the total number of days that rigs have earned and recognized day rate revenue, including days associated with early contract terminations, compensated downtime and mobilizations. When revenue is deferred and amortized over a future period, for example when we receive fees while mobilizing to commence a new contract or while being upgraded in a shipyard, the related days are excluded from days under contract.

(2)All ARO leased rigs are leased from Valaris and also included in Valaris leased and managed rigs operating days.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
($ in millions, except average day rate)

	Three Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
DRILLSHIPS

Adjusted revenues (1)	$61.6	$54.6	$38.4	$66.4	$71.1
Adjusted operating expense (2)	69.2	46.8	41.6	52.8	62.0

Rig operating margin	(7.6)	7.8	(3.2)	13.6	9.1
Rig operating margin %	(12)%	14%	(8)%	20%	13%

Other operating expenses
Depreciation	10.8	10.5	21.4	43.0	42.8
Loss on impairment	—	—	—	—	—
	$10.8	$10.5	$21.4	$43.0	$42.8

Other operating income (expense) (3)	(9.7)	(8.2)	(8.7)	(3.7)	(6.9)

Operating income (loss)	$(28.1)	$(10.9)	$(33.3)	$(33.1)	$(40.6)

Adjusted EBITDA (4)	$(6.6)	$8.6	$(2.5)	$16.1	$5.1
Reactivation costs (5)	24.3	0.3	—	—	—
Adjusted EBITDAR	$17.7	$8.9	$(2.5)	$16.1	$5.1

Preservation and stacking costs (5)	$7.6	$8.3	$8.9	$11.3	$16.3

Number of Rigs (at quarter end)
Total Fleet	11	11	11	11	11
Active Fleet	7	4	4	4	4

Operating Days	322	290	185	329	352
Utilization - Active Fleet	57%	79%	51%	91%	96%
Average Day Rate	$196,000	$189,000	$212,000	$208,000	$214,000

(1)Revenues exclusive of amortization and reimbursable items.
(2)Operating expense exclusive of depreciation, amortization, reimbursable items, bad debt expense and onshore support costs.
(3)Other operating income (expense) includes reimbursable revenue and expense, amortized revenue and expense, bad debt expense and other miscellaneous items.
(4)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.
(5)Included in rig operating expense.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
($ in millions, except average day rate)

	Three Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
SEMISUBMERSIBLES

Adjusted revenues (1)	$21.3	$32.7	$23.7	$14.1	$9.4
Adjusted operating expense (2)	28.2	25.9	17.4	20.9	21.8

Rig operating margin	(6.9)	6.8	6.3	(6.8)	(12.4)
Rig operating margin %	(32)%	21%	27%	(48)%	(132)%

Other operating expenses
Depreciation	0.8	0.8	2.2	12.9	12.7
Loss on impairment	—	—	—	756.5	—
	$0.8	$0.8	$2.2	$769.4	$12.7

Other operating income (expense) (3)	(3.1)	(5.6)	(5.8)	(5.3)	(5.6)

Operating income (loss)	$(10.8)	$0.4	$(1.7)	$(781.5)	$(30.7)

Adjusted EBITDA (4)	$(6.3)	$7.2	$6.4	$(6.7)	$(12.7)
Reactivation costs (5)	9.5	1.1	0.1	5.7	1.2
Adjusted EBITDAR	$3.2	$8.3	$6.5	$(1.0)	$(11.5)

Preservation and stacking costs (5)	$1.0	$1.4	$1.4	$1.6	$3.6

Number of Rigs (at quarter end)
Total Fleet	5	5	5	5	5
Active Fleet	3	3	3	3	3

Operating Days	140	177	137	90	56
Utilization - Active Fleet	51%	64%	50%	33%	20%
Average Day Rate	$171,000	$191,000	$178,000	$164,000	$160,000

(1)Revenues exclusive of amortization and reimbursable items.
(2)Operating expense exclusive of depreciation, amortization, reimbursable items, bad debt expense and onshore support costs.
(3)Other operating income (expense) includes reimbursable revenue and expense, amortized revenue and expense, bad debt expense and other miscellaneous items.
(4)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.
(5)Included in rig operating expense.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
($ in millions, except average day rate)

	Three Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
HD ULTRA-HARSH & HARSH JACKUPS

Adjusted revenues (1)	$79.2	$90.8	$90.3	$82.4	$76.4
Adjusted operating expense (2)	61.4	68.8	71.3	55.2	62.2

Rig operating margin	17.8	22.0	19.0	27.2	14.2
Rig operating margin %	22%	24%	21%	33%	19%

Other operating expenses
Depreciation	7.9	8.0	13.7	26.9	27.4
Loss on impairment	—	—	—	—	—
	$7.9	$8.0	$13.7	$26.9	$27.4

Other operating income (expense) (3)	(0.9)	(2.1)	(1.4)	(2.0)	(5.8)

Operating income (loss)	$9.0	$11.9	$3.9	$(1.7)	$(19.0)

Adjusted EBITDA (4)	$21.0	$25.1	$22.2	$29.3	$16.5
Reactivation costs (5)	3.3	13.6	20.1	1.7	0.1
Adjusted EBITDAR	$24.3	$38.7	$42.3	$31.0	$16.6

Preservation and stacking costs (5)	$0.1	$0.1	$1.3	$2.8	$4.2

Number of Rigs (at quarter end)
Total Fleet	11	11	12	13	13
Active Fleet	10	10	10	9	9

Operating Days	734	770	674	582	579
Utilization - Active Fleet	80%	84%	82%	92%	67%
Average Day Rate	$110,000	$124,000	$141,000	$140,000	$120,000

(1)Revenues exclusive of amortization and reimbursable items.
(2)Operating expense exclusive of depreciation, amortization, reimbursable items, bad debt expense and onshore support costs.
(3)Other operating income (expense) includes reimbursable revenue and expense, amortized revenue and expense, bad debt expense and other miscellaneous items.
(4)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.
(5)Included in rig operating expense.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
($ in millions, except average day rate)

	Three Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
HD & SD MODERN JACKUPS

Adjusted revenues (1)	$50.5	$53.3	$49.8	$44.7	$51.6
Adjusted operating expense (2)	40.6	44.9	49.2	38.8	45.1

Rig operating margin	9.9	8.4	0.6	5.9	6.5
Rig operating margin %	20%	16%	1%	13%	13%

Other operating expenses
Depreciation	3.2	3.0	9.6	22.4	22.5
Loss on impairment	—	—	—	—	—
	$3.2	$3.0	$9.6	$22.4	$22.5

Other operating income (expense) (3)	(4.6)	(3.7)	(2.5)	(5.2)	(6.5)

Operating income (loss)	$2.1	$1.7	$(11.5)	$(21.7)	$(22.5)

Adjusted EBITDA (4)	$11.6	$11.2	$2.9	$8.3	$9.8
Reactivation costs (5)	—	4.4	3.8	3.7	0.3
Adjusted EBITDAR	$11.6	$15.6	$6.7	$12.0	$10.1

Preservation and stacking costs (5)	$2.0	$0.5	$5.5	$2.0	$7.4

Number of Rigs (at quarter end)
Total Fleet	18	18	19	19	19
Active Fleet	11	11	11	11	11

Operating Days	706	759	742	683	669
Utilization - Active Fleet	76%	75%	74%	84%	68%
Average Day Rate	$76,000	$77,000	$73,000	$70,000	$74,000

(1)Revenues exclusive of amortization and reimbursable items.
(2)Operating expense exclusive of depreciation, amortization, reimbursable items, bad debt expense and onshore support costs.
(3)Other operating income (expense) includes reimbursable revenue and expense, amortized revenue and expense, bad debt expense and other miscellaneous items.
(4)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.
(5)Included in rig operating expense.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
($ in millions, except average day rate)

	Three Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
SD LEGACY JACKUPS

Adjusted revenues (1)	$19.5	$22.6	$23.5	$24.6	$19.4
Adjusted operating expense (2)	8.4	14.2	11.8	12.1	12.3

Rig operating margin	11.1	8.4	11.7	12.5	7.1
Rig operating margin %	57%	37%	50%	51%	37%

Other operating expenses
Depreciation	1.0	0.9	1.6	2.8	2.7
Loss on impairment	—	—	—	—	—
	$1.0	$0.9	$1.6	$2.8	$2.7

Other operating income (expense) (3)	(0.9)	(1.4)	(2.1)	(1.9)	(3.1)

Operating income (loss)	$9.2	$6.1	$8.0	$7.8	$1.3

Adjusted EBITDA (4)	$11.8	$9.0	$12.0	$13.0	$7.3
Reactivation costs (5)	—	—	—	—	—
Adjusted EBITDAR	$11.8	$9.0	$12.0	$13.0	$7.3

Preservation and stacking costs (5)	$0.3	$2.3	$—	$—	$—

Number of Rigs (at quarter end)
Total Fleet	4	4	4	4	4
Active Fleet	3	3	4	4	4

Operating Days	276	294	339	360	367
Utilization - Active Fleet	84%	87%	93%	100%	100%
Average Day Rate	$73,000	$74,000	$72,000	$70,000	$55,000

(1)Revenues exclusive of amortization and reimbursable items.
(2)Operating expense exclusive of depreciation, amortization, reimbursable items, bad debt expense and onshore support costs.
(3)Other operating income (expense) includes reimbursable revenue and expense, amortized revenue and expense, bad debt expense and other miscellaneous items.
(4)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.
(5)Included in rig operating expense.

ARO DRILLING
CONDENSED BALANCE SHEET INFORMATION
(In millions)

	As of
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Cash	$270.8	$309.0	$318.2	$275.4	$237.7
Other current assets	135.0	98.0	81.7	89.2	120.9
Non-current assets	775.8	776.1	782.8	789.0	804.0
Total assets	$1,181.6	$1,183.1	$1,182.7	$1,153.6	$1,162.6

Current liabilities	$79.9	$77.1	$74.9	$52.3	$70.8
Non-current liabilities	956.7	951.0	950.3	952.1	950.8
Total liabilities	$1,036.6	$1,028.1	$1,025.2	$1,004.4	$1,021.6

Shareholders' equity	$145.0	$155.0	$157.5	$149.2	$141.0

Total liabilities and shareholders' equity	$1,181.6	$1,183.1	$1,182.7	$1,153.6	$1,162.6

ARO DRILLING
CONDENSED INCOME STATEMENT INFORMATION
(In millions)

	Three Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Revenues	$105.4	$117.7	$124.8	$122.7	$117.5
Operating expenses
Contract drilling (exclusive of depreciation)	88.9	94.4	92.7	86.3	68.4
Depreciation	17.7	16.8	14.6	16.1	13.7
General and administrative	5.1	5.4	4.3	3.0	3.0
Operating income	$(6.3)	$1.1	$13.2	$17.3	$32.4
Other expense, net	2.4	3.4	3.1	4.5	6.7
Provision for income taxes	1.3	0.2	1.9	4.5	19.6
Net income (loss)	$(10.0)	$(2.5)	$8.2	$8.3	$6.1

EBITDA	$11.4	$17.9	$27.8	$33.4	$46.1

Non-GAAP Financial Measures
To supplement Valaris’ condensed consolidated financial statements presented on a GAAP basis, this press release provides investors with adjusted EBITDA and adjusted EBITDAR, which are non-GAAP measures.

Valaris defines "Adjusted EBITDA" as net loss from continuing operations before income tax expense, interest expense, reorganization items, net, other (income) expense, depreciation expense, amortization, net, loss on impairment, equity in earnings of ARO, merger transaction and integration costs and lease modification adjustment. Adjusted EBITDA is a non-GAAP measure that our management uses to facilitate period-to-period comparisons of our core operating performance and to evaluate our long-term financial performance against that of our peers. We believe that this measure is useful to investors and analysts in allowing for greater transparency of our core operating performance and makes it easier to compare our results with those of other companies within our industry. Adjusted EBITDA should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. Adjusted EBITDA may not be comparable to other similarly titled measures reported by other companies.

Valaris defines "Adjusted EBITDAR" as Adjusted EBITDA before reactivation costs. Adjusted EBITDAR is a non-GAAP measure that our management uses to assess the performance of our fleet excluding one-time rig reactivation costs. We believe that this measure is useful to investors and analysts in allowing for greater transparency of our core operating performance. Adjusted EBITDAR should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. Adjusted EBITDAR may not be comparable to other similarly titled measures reported by other companies.

Valaris defines ARO "EBITDA" as net income before income tax expense, other expense, net and depreciation expense. EBITDA is a non-GAAP measure that our management uses to facilitate period-to-period comparisons of ARO's core operating performance and to evaluate ARO's long-term financial performance against that of ARO's peers. We believe that this measure is useful to investors and analysts in allowing for greater transparency of ARO's core operating performance and makes it easier to compare ARO's results with those of other companies within ARO's industry. EBITDA should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. EBITDA may not be comparable to other similarly titled measures reported by other companies.

The Company is not able to provide a reconciliation of the Company's forward-looking Adjusted EBITDA, as discussed on its fourth quarter 2021 earnings conference call, to the most directly comparable GAAP measure without unreasonable effort because of the inherent difficulty in forecasting and quantifying certain amounts necessary for such a reconciliation, including forward-looking tax expense and other income (expense).

Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Reconciliation of Net Loss to Adjusted EBITDA
A reconciliation of net loss as reported to Adjusted EBITDA is included in the tables below (in millions):

	Three Months Ended
	December 31, 2021	September 30, 2021

VALARIS
Net loss	$27.7	$(52.8)
Add (subtract):
Income tax expense (benefit)	(31.0)	53.3
Interest expense	11.7	11.3
Reorganization items	4.9	6.5
Other income	(38.0)	(15.2)
Operating income (loss)	(24.7)	3.1
Add (subtract):
Depreciation expense	25.1	24.4
Amortization, net (1)	(0.5)	3.1
Merger transaction and integration costs	1.3	1.8
Equity in (earnings) losses of ARO	1.3	(2.6)
Adjusted EBITDA	$2.5	$29.8
(1)Amortization, net, includes amortization during the indicated period for deferred mobilization revenues and costs, deferred capital upgrade revenues, deferred certification costs, intangible amortization and other amortization.

	Three Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020

ARO
Net (loss) income	$(10.0)	$(2.5)	$8.2	$8.3	$6.1
Add:
Income tax expense	1.3	0.2	1.9	4.5	19.6
Other expense, net	2.4	3.4	3.1	4.5	6.7
Operating (loss) income	$(6.3)	$1.1	$13.2	$17.3	$32.4

Add:
Depreciation expense	17.7	16.8	14.6	16.1	13.7
EBITDA	$11.4	$17.9	$27.8	$33.4	$46.1

Reconciliation of Operating Income (Loss) to Adjusted EBITDAR

(In millions)	Successor			Predecessor	Combined (Non-GAAP)	Predecessor
	Three Months Ended December 31, 2021	Three Months Ended September 30, 2021	Two Months Ended June 30, 2021	One Month Ended April 30, 2021	Three Months Ended June 30, 2021	Three Months Ended March 31, 2021	Three Months Ended December 31, 2020
ACTIVE FLEET (1)
Operating income (loss)	$(3.1)	$27.2	$20.2	$(20.7)	$(0.5)	$(434.1)	$(36.7)
Add (subtract):
Reactivation costs	37.1	19.4	17.3	6.7	24.0	11.1	1.6
Depreciation and amortization, net	19.0	20.7	11.9	19.0	30.9	62.0	56.0
Loss on impairment	—	—	—	—	—	419.2	—
Support and other costs	26.6	25.7	17.9	9.8	27.7	30.6	38.2
Adjusted EBITDAR (2)	$79.6	$93.0	$67.3	$14.8	$82.1	$88.8	$59.1

LEASED AND MANAGED RIGS
Operating income (loss)	$13.9	$18.5	$13.0	$2.6	$15.6	$7.6	$(19.9)
Add (subtract):
Depreciation and amortization, net	1.2	1.2	0.9	3.9	4.8	12.3	12.3
Support and other costs	2.3	2.5	1.7	0.8	2.5	2.8	31.6
Adjusted EBITDAR (2)	$17.4	$22.2	$15.6	$7.3	$22.9	$22.7	$24.0

STACKED FLEET
Operating income (loss)	$(15.2)	$(17.6)	$(15.3)	$(18.8)	$(34.1)	$(396.1)	$(74.8)
Add (subtract):
Depreciation and amortization, net	3.9	5.1	3.3	13.7	17.0	41.1	43.3
Loss on impairment	—	—	—	—	—	337.3	—
Support and other costs	0.4	—	—	—	—	—	—
Adjusted EBITDAR (2)	$(10.9)	$(12.5)	$(12.0)	$(5.1)	$(17.1)	$(17.7)	$(31.5)

VALARIS TOTAL
Operating income (loss)	$(4.4)	$28.1	$17.9	$(36.9)	$(19.0)	$(822.6)	$(131.4)
Add (subtract):
Reactivation costs	37.1	19.4	17.3	6.7	24.0	11.1	1.6
Depreciation and amortization, net	24.0	27.0	16.1	36.6	52.7	115.4	111.6
Loss on impairment	—	—	—	—	—	756.5	—
Support and other costs	29.2	28.2	19.6	10.6	30.2	33.4	69.8
Adjusted EBITDAR (2)	$85.9	$102.7	$70.9	$17.0	$87.9	$93.8	$51.6
(1)Active fleet represents rigs that are not preservation stacked, including rigs that are in the process of being reactivated.
(2)Adjusted EBITDAR for active fleet, leased and managed rigs and stacked fleet excludes onshore support costs and general and administrative expense.

Reconciliation of Operating Revenues to Adjusted Revenues, Operating Expenses to Adjusted Operating Expenses and Operating Income (Loss) to Adjusted EBITDA

(In millions)	Successor			Predecessor	Combined (Non-GAAP)	Predecessor
	Three Months Ended December 31, 2021	Three Months Ended September 30, 2021	Two Months Ended June 30, 2021	One Month Ended April 30, 2021	Three Months Ended June 30, 2021	Three Months Ended March 31, 2021	Three Months Ended December 31, 2020
DRILLSHIPS
Operating revenues	$73.5	$67.5	$28.9	$13.7	$42.6	$81.0	$93.8
Add (subtract):
Reimbursable revenues	(6.9)	(7.1)	(2.4)	(1.3)	(3.7)	(7.4)	(11.5)
Amortized revenues	(5.0)	(5.8)	—	(0.5)	(0.5)	(7.2)	(11.2)
Adjusted revenues	$61.6	$54.6	$26.5	$11.9	$38.4	$66.4	$71.1

Operating expenses	$101.6	$78.4	$39.9	$36.0	$75.9	$114.1	$134.4
Add (subtract):
Depreciation and amortization	(15.7)	(17.0)	(7.2)	(15.3)	(22.5)	(46.6)	(45.5)
Reimbursable expenses	(5.8)	(6.5)	(2.2)	(1.0)	(3.2)	(5.0)	(9.5)
Support and other costs	(10.9)	(8.1)	(5.5)	(3.1)	(8.6)	(9.7)	(17.4)
Adjusted operating expenses	$69.2	$46.8	$25.0	$16.6	$41.6	$52.8	$62.0

Operating income (loss)	$(28.1)	$(10.9)	$(11.0)	$(22.7)	$(33.3)	$(33.1)	$(40.6)
Add (subtract):
Depreciation and amortization, net	10.7	11.2	7.2	14.8	22.0	39.4	34.3
Support and other costs	10.8	8.3	5.7	3.1	8.8	9.8	11.4
Adjusted EBITDA (1)	$(6.6)	$8.6	$1.9	$(4.8)	$(2.5)	$16.1	$5.1

(1)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.

Reconciliation of Operating Revenues to Adjusted Revenues, Operating Expenses to Adjusted Operating Expenses and Operating Income (Loss) to Adjusted EBITDA

(In millions)	Successor			Predecessor	Combined (Non-GAAP)	Predecessor
	Three Months Ended December 31, 2021	Three Months Ended September 30, 2021	Two Months Ended June 30, 2021	One Month Ended April 30, 2021	Three Months Ended June 30, 2021	Three Months Ended March 31, 2021	Three Months Ended December 31, 2020
SEMISUBMERSIBLES
Operating revenues	$27.0	$36.8	$20.9	$4.7	$25.6	$16.3	$11.8
Add (subtract):
Reimbursable revenues	(5.0)	(3.1)	(1.8)	(0.1)	(1.9)	(2.2)	(2.4)
Amortized revenues	(0.7)	(1.0)	—	—	—	—	—
Adjusted revenues	$21.3	$32.7	$19.1	$4.6	$23.7	$14.1	$9.4

Operating expenses	$37.9	$36.5	$21.5	$5.8	$27.3	$797.8	$42.5
Add (subtract):
Depreciation and amortization	(1.2)	(3.4)	(1.9)	(1.6)	(3.5)	(13.0)	(12.7)
Loss on impairment	—	—	—	—	—	(756.5)	—
Reimbursable expenses	(4.9)	(2.8)	(1.5)	(0.2)	(1.7)	(2.1)	(2.4)
Support and other costs	(3.6)	(4.4)	(3.0)	(1.7)	(4.7)	(5.3)	(5.6)
Adjusted operating expenses	$28.2	$25.9	$15.1	$2.3	$17.4	$20.9	$21.8

Operating income (loss)	$(10.8)	$0.4	$(0.6)	$(1.1)	$(1.7)	$(781.5)	$(30.7)
Add (subtract):
Depreciation and amortization, net	0.5	2.4	1.9	1.6	3.5	13.0	12.7
Loss on impairment	—	—	—	—	—	756.5	—
Support and other costs	4.0	4.4	2.9	1.7	4.6	5.3	5.3
Adjusted EBITDA (1)	$(6.3)	$7.2	$4.2	$2.2	$6.4	$(6.7)	$(12.7)

(1)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.

Reconciliation of Operating Revenues to Adjusted Revenues, Operating Expenses to Adjusted Operating Expenses and Operating Income (Loss) to Adjusted EBITDA

(In millions)	Successor			Predecessor	Combined (Non-GAAP)	Predecessor
	Three Months Ended December 31, 2021	Three Months Ended September 30, 2021	Two Months Ended June 30, 2021	One Month Ended April 30, 2021	Three Months Ended June 30, 2021	Three Months Ended March 31, 2021	Three Months Ended December 31, 2020
HD ULTRA-HARSH & HARSH JACKUPS
Operating revenues	$94.0	$102.8	$70.9	$34.0	$104.9	$95.5	$96.2
Add (subtract):
Reimbursable revenues	(13.1)	(11.6)	(9.1)	(4.2)	(13.3)	(9.7)	(17.3)
Amortized revenues	(1.7)	(0.4)	(0.2)	(1.1)	(1.3)	(3.4)	(2.5)
Adjusted revenues	$79.2	$90.8	$61.6	$28.7	$90.3	$82.4	$76.4

Operating expenses	$85.0	$90.9	$59.1	$41.9	$101.0	$97.2	$115.2
Add (subtract):
Depreciation and amortization	(8.9)	(8.2)	(5.0)	(9.0)	(14.0)	(28.8)	(28.3)
Reimbursable expenses	(10.1)	(8.8)	(6.8)	(3.2)	(10.0)	(7.6)	(15.1)
Support and other costs	(4.6)	(5.1)	(3.7)	(2.0)	(5.7)	(5.6)	(9.6)
Adjusted operating expenses	$61.4	$68.8	$43.6	$27.7	$71.3	$55.2	$62.2

Operating income (loss)	$9.0	$11.9	$11.8	$(7.9)	$3.9	$(1.7)	$(19.0)
Add (subtract):
Depreciation and amortization, net	7.2	7.8	4.8	7.9	12.7	25.4	25.8
Support and other costs	4.8	5.4	3.6	2.0	5.6	5.6	9.7
Adjusted EBITDA (1)	$21.0	$25.1	$20.2	$2.0	$22.2	$29.3	$16.5

(1)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.

Reconciliation of Operating Revenues to Adjusted Revenues, Operating Expenses to Adjusted Operating Expenses and Operating Income (Loss) to Adjusted EBITDA

(In millions)	Successor			Predecessor	Combined (Non-GAAP)	Predecessor
	Three Months Ended December 31, 2021	Three Months Ended September 30, 2021	Two Months Ended June 30, 2021	One Month Ended April 30, 2021	Three Months Ended June 30, 2021	Three Months Ended March 31, 2021	Three Months Ended December 31, 2020
HD & SD MODERN JACKUPS
Operating revenues	$56.2	$59.6	$40.7	$17.0	$57.7	$50.5	$61.2
Add (subtract):
Reimbursable revenues	(5.1)	(5.9)	(3.5)	(2.3)	(5.8)	(4.2)	(7.8)
Amortized revenues	(0.6)	(0.4)	(1.6)	(0.5)	(2.1)	(1.6)	(1.8)
Adjusted revenues	$50.5	$53.3	$35.6	$14.2	$49.8	$44.7	$51.6

Operating expenses	$54.1	$57.9	$41.3	$27.9	$69.2	$72.2	$83.7
Add (subtract):
Depreciation and amortization	(4.3)	(3.6)	(2.2)	(8.1)	(10.3)	(24.5)	(25.7)
Reimbursable expenses	(3.2)	(3.2)	(2.2)	(1.2)	(3.4)	(1.8)	(4.8)
Support and other costs	(6.0)	(6.2)	(4.1)	(2.2)	(6.3)	(7.1)	(8.1)
Adjusted operating expenses	$40.6	$44.9	$32.8	$16.4	$49.2	$38.8	$45.1

Operating income (loss)	$2.1	$1.7	$(0.6)	$(10.9)	$(11.5)	$(21.7)	$(22.5)
Add (subtract):
Depreciation and amortization, net	3.7	3.2	0.6	7.6	8.2	22.9	23.9
Support and other costs	5.8	6.3	4.0	2.2	6.2	7.1	8.4
Adjusted EBITDA (1)	$11.6	$11.2	$4.0	$(1.1)	$2.9	$8.3	$9.8

(1)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.

Reconciliation of Operating Revenues to Adjusted Revenues, Operating Expenses to Adjusted Operating Expenses and Operating Income (Loss) to Adjusted EBITDA

(In millions)	Successor			Predecessor	Combined (Non-GAAP)	Predecessor
	Three Months Ended December 31, 2021	Three Months Ended September 30, 2021	Two Months Ended June 30, 2021	One Month Ended April 30, 2021	Three Months Ended June 30, 2021	Three Months Ended March 31, 2021	Three Months Ended December 31, 2020
SD LEGACY JACKUPS
Operating revenues	$22.1	$23.9	$16.8	$8.8	$25.6	$26.6	$22.0
Add (subtract):
Reimbursable revenues	(2.6)	(1.3)	(1.4)	(0.5)	(1.9)	(1.5)	(1.9)
Amortized revenues	—	—	—	(0.2)	(0.2)	(0.5)	(0.7)
Adjusted revenues	$19.5	$22.6	$15.4	$8.1	$23.5	$24.6	$19.4

Operating expenses	$12.9	$17.9	$11.5	$6.1	$17.6	$18.8	$20.7
Add (subtract):
Depreciation and amortization	(1.0)	(0.9)	(0.7)	(1.0)	(1.7)	(2.9)	(3.3)
Reimbursable expenses	(2.1)	(0.9)	(1.2)	(0.4)	(1.6)	(1.0)	(1.7)
Support and other costs	(1.4)	(1.9)	(1.7)	(0.8)	(2.5)	(2.8)	(3.4)
Adjusted operating expenses	$8.4	$14.2	$7.9	$3.9	$11.8	$12.1	$12.3

Operating income (loss)	$9.2	$6.1	$5.3	$2.7	$8.0	$7.8	$1.3
Add (subtract):
Depreciation and amortization, net	1.0	0.9	0.7	0.8	1.5	2.4	2.6
Support and other costs	1.6	2.0	1.7	0.8	2.5	2.8	3.4
Adjusted EBITDA (1)	$11.8	$9.0	$7.7	$4.3	$12.0	$13.0	$7.3

(1)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.